UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 24, 2014

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 24, 2014, SFX Entertainment, Inc. (the “Company”) and its wholly-owned subsidiary, SFXE Netherlands Holdings B.V., a private company with limited liability incorporated under the laws of the Netherlands (“SFXE”), entered into a share purchase agreement (the “Purchase Agreement”) with Lewis Holding B.V. and Mountain B.V., each private companies with limited liability incorporated under the laws of the Netherlands (together, the “Sellers”), and Alda Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands (“Alda”), pursuant to which SFXE acquired fifty percent of all of the outstanding ordinary shares in Alda (the “Shares”) from the Sellers (the “Acquisition”). Based in Amsterdam, Alda is engaged in the business of developing, promoting, and organizing dance music events around the world. Alda’s touring segment includes international tours for some of the world’s top DJs, including Armin van Buuren and Hardwell.

At the closing (the “Closing”), SFXE acquired the Shares in exchange for (i) EUR 1.35 million in cash and (ii) two million (2,000,000) shares of common stock of the Company (the “SFX Shares”). The Company granted the Sellers the right to require SFXE to repurchase up to one million eight hundred thousand (1,800,000) of the SFX Shares at $5.56 per share (the “SFX Shares Put Option”). If the Sellers exercise the SFX Shares Put Option and to the extent that the Company’s common shares are then trading at a price lower than $5.56 per share, SFXE may require the Sellers to sell the SFX Shares in open market transactions, in which event SFXE would pay the difference between any sale price per share and $5.56 per share.  The SFX Shares Put Option will be exercisable beginning on the twelve month anniversary of the Closing for a period of thirty days.

SFXE has certain buy-back rights with respect to the SFX Shares. For the six month period following Closing, the Company may require the Sellers to sell to SFXE up to one million (1,000,000) of the SFX Shares for $7.50 per share. In addition, in the event the Sellers desire to sell any or all of the SFX Shares in the period between the sixth month and twelfth month period after the Closing, SFXE has a right of first refusal to repurchase such SFX Shares at the price at which the Company’s shares are being traded on the day the Sellers provide notice of their intent to sell any SFX Shares.

The Sellers are entitled to receive (i) a preferred distribution of the first fifty percent of Alda’s distributable profit per year and (ii) a preferred distribution of the second fifty percent of Alda’s distributable profit per year (“Distribution 2”) until the time Distribution 2 reaches in the aggregate EUR 12.15 million (the “Threshold Amount”). The Threshold Amount shall be distributed through Distribution 2 over a multi-year period as follows: a minimum EUR 1.35 million following the close of the 2015 fiscal year and a minimum EUR 2.7 million following the close of each of fiscal years 2016, 2017, 2018 and 2019.   SFXE will not share in distributions until the Threshold Amount is satisfied, and the Company has agreed to backstop each annual Distribution 2 composing the Threshold Amount to the extent that Alda lacks sufficient profits to pay the minimum distribution.  After payment of the Threshold Amount and an additional dividend payable equal to EUR 1.564 million, the preferred distributions terminate and all shareholders will share in distributions on a pro rata basis with respect to their ordinary share ownership.

The Purchase Agreement also provides that the Sellers may sell their Alda shares to SFXE (the “Alda Shares Put Option”) (i) in 2020 within one month after the 2019 accounts of Alda have been finalized, at a purchase price equal to 50% of Alda’s EBITDA for 2019 multiplied by six and two/tenths (6.2), or (ii) upon a change in control of the Company at a purchase price equal to the higher of the formula in (i) of this sentence or the applicable multiple used in calculating the purchase price of the transaction resulting in the change of control of the Company.

The Company has agreed to backstop SFXE’s obligations in relation to the Threshold Amount, the SFX Shares Put Option, and the Alda Shares Put Option.  To the extent that the Company defaults under its guaranty obligations, Alda shall issue additional shares to the Sellers that would proportionately dilute SFXE’s ownership in Alda by the amount of the unpaid deficit, provided that the Company shall have 12 months to cure said default and restore SFXE’s previous ownership percentage.

The Purchase Agreement provides for customary representations, warranties, indemnities, and covenants. At the Closing, SFXE and the Sellers also entered into a shareholders’ agreement with customary terms regarding the management of Alda’s business going forward.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

The Purchase Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company, Alda, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement are made solely for purposes of the Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Alda or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 3.02              Unregistered Sales of Equity Securities.

The information regarding the issuance of the SFX Shares set forth in Item 1.01 above is incorporated herein by reference.  The SFX Shares were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”).  The offer and sale of the SFX Shares to the Sellers, as a portion of the consideration for the Acquisition, was a privately negotiated transaction and did not involve a general solicitation.  The certificates representing the SFX Shares contain a legend to the effect that such shares are not registered under the Securities Act and may not be sold or transferred except pursuant to a registration statement that has become effective under the Securities Act or pursuant to an exemption from such registration.  Following the issuance of the SFX Shares, the Company has issued and outstanding 92,567,175 shares of common stock.

Item 7.01              Regulation FD Disclosure.

On November 25, 2014, the Company issued the press release attached hereto as Exhibit 99.1 announcing, among other things, the signing of the Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K.  The press release attached to this Current Report on Form 8-K as Exhibit 99.1 is incorporated herein by reference.

The information in this Item 7.01, including the information attached hereto as Exhibit 99.1, is being furnished, not filed, pursuant to Regulation FD.  Accordingly, such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
10.1	Share Purchase Agreement, dated November 24, 2014, by and between SFXE Netherlands Holdings B.V., SFX Entertainment, Inc., Alda Holding B.V., Lewis Holding B.V. and Mountain B.V.
99.1	Press Release of the Company, dated November 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: November 26, 2014	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director